EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Southwest Bancorporation of Texas, Inc. and Subsidiary on Form S-8 (File Nos. 333-21619, 333-27891, 333-33533, and 333-55685) of our reports, dated February
12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Southwest Bancorporation of Texas, Inc. and Subsidiary as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.

     We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-47995) of our reports dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Southwest Bancorporation of Texas, Inc. and Subsidiary. We also consent to the reference to our firm under the caption "Experts".


                                               PricewaterhouseCoopers LLP

Houston, Texas
March 4, 1999